UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2015

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11657 (Commission File Number)	36-4062333 (IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders of Tupperware Brands Corporation (the “Company”, “Registrant”) was held on May 8, 2015 (the “Annual Meeting”). The matters described below were voted upon:

Annual Meeting final votes:

		For	Against or Withheld	Abstain	Broker non-votes
(1)	To elect the following Directors to one year terms expiring in 2016:
	Catherine A. Bertini	35,841,579	74,459	76,308	6,546,667
	Susan M. Cameron	35,149,061	770,054	73,231	6,546,667
	Kriss Cloninger, III	35,398,499	519,200	74,647	6,546,667
	E. V. Goings	35,156,789	758,594	76,963	6,546,667
	Joe R. Lee	35,716,982	189,878	85,486	6,546,667
	Angel R. Martinez	35,736,541	177,086	78,719	6,546,667
	Antonio Monteiro de Castro	35,829,667	84,807	77,872	6,546,667
	Robert J. Murray	35,688,801	228,815	74,730	6,546,667
	David R. Parker	35,722,570	195,325	74,451	6,546,667
	Joyce M. Roché	35,705,372	212,058	74,916	6,546,667
	M. Anne Szostak	35,525,594	390,302	76,450	6,546,667
(2)	To approve the advisory vote on the Company's executive compensation program:	35,214,227	649,928	128,191	6,546,667
(3)	To approve the material terms of the performance measures under the Tupperware Brands Corporation 2010 incentive plan:	34,911,854	981,449	99,043	6,546,667
(4)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 26, 2015:	42,076,790	405,486	56,737	—

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: May 11, 2015	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President, Chief Legal Officer and Secretary